Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-259777 and 333-259777-01
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 24, 2021)
Essex Portfolio, L.P.
$350,000,000
5.500% Senior Notes due 2034
fully and unconditionally guaranteed by
Essex Property Trust, Inc.
Essex Portfolio, L.P. (the “Issuer”) is offering $350,000,000 aggregate principal amount of its 5.500% Senior Notes due 2034 (the “notes”). The notes will bear interest at the rate of 5.500% per year, payable semi-annually in arrears on April 1 and October 1 each year, beginning October 1, 2024. The notes will mature on April 1, 2034. The notes will be fully and unconditionally guaranteed by Essex Property Trust, Inc. (“Essex”), which has no significant operations or material assets, other than its investment in the Issuer. The Issuer may redeem some or all of the notes at any time and from time to time at the applicable redemption price described under the caption “Description of Notes—Optional Redemption.” The Issuer will issue the notes only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future unsecured and secured liabilities and preferred equity of the Issuer’s subsidiaries, including guarantees by the Issuer’s subsidiaries of the Issuer’s other indebtedness.
The notes are a new issue of securities with no established trading market. The Issuer does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
You should carefully consider the risks that the Issuer has described in “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, and beginning on page 10 of Essex’s and the Issuer’s combined Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference into this prospectus supplement and the accompanying prospectus, and in Essex’s and the Issuer’s periodic reports and other information that Essex and the Issuer file from time to time with the Securities and Exchange Commission before deciding to invest in the Issuer’s notes.
	Per Note	Total
Public offering price(1)	99.752%	$349,132,000
Underwriting discount	0.650%	$2,275,000
Proceeds, before expenses, to the Issuer(1)	99.102%	$346,857,000
(1)	Plus accrued interest from March 14, 2024 if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The Issuer expects that the notes will be ready for delivery in book-entry form through The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about March 14, 2024.
Joint Book-Running Managers
Wells Fargo Securities	J.P. Morgan	PNC Capital Markets LLC	US Bancorp
Citigroup
Senior Co-Managers
BMO Capital Markets	Mizuho	Scotiabank	TD Securities	Truist Securities
Co-Managers
BNP PARIBAS	Capital One Securities	Morgan Stanley	Ramirez & Co., Inc.
The date of this prospectus supplement is March 7, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may provide you in connection with the sale of notes offered hereby. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus, as well as information we previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents that we incorporate herein and therein contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” provisions created by these statutes. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, hope, project, believe or anticipate will or may occur in the future are forward-looking statements. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding our expectations related to the continued evolution of the work-from-home trend, our intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of our apartment communities, the anticipated operating performance of our apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), our first quarter and full-year 2024 guidance (including net income, funds from operations attributable to common stockholders and unitholders (“FFO”) and FFO excluding non-core items and related assumptions, including with respect to GDP growth, job growth and market rent growth), 2024 same-property revenue, new housing growth, operating expenses and net operating income generally and in specific regions, the real estate markets in the geographies in which our properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, our financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, inflation, the labor market, supply chain impacts, geopolitical tensions and regional conflicts, trends affecting our financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities we own are located, and other information that is not historical information.
While our management believes the assumptions underlying the forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. Factors that might cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: potential future outbreaks of infectious diseases or other health concerns, which could adversely affect our business and our tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which our communities are located; we may fail to achieve our business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; we may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; we may be unsuccessful in the management of our relationships with our co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; our failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; our inability to maintain our investment grade credit rating with the rating agencies; government
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approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to under the heading “Risk Factors” in this prospectus supplement or the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2023, and in our other filings with the SEC.
All forward-looking statements included or incorporated by reference in this prospectus supplement are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or statements for any reason. It is important to note that such forward-looking statements are subject to risks and uncertainties and that our actual results could differ materially from those in such forward-looking statements. The risk factors in “Risk Factors” in this prospectus supplement and those in Item 1A, “Risk Factors,” of our most recent Annual Report on Form 10-K and in the future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that Essex and the Operating Partnership file with the SEC from time to time, and in our other filings with the SEC, set forth factors that in the future could affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statement made by us. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement.
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SUMMARY
This summary may not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement, the accompanying prospectus and any free-writing prospectus we file with the SEC in connection with this offering, as well as the documents incorporated by reference herein, including the financial statements and related notes as well as the “Risk Factors” section in Essex’s and the Issuer’s most recent Annual Report on Form 10-K and other reports that Essex and the Issuer file with the SEC from time to time that are incorporated by reference herein.
About This Prospectus Supplement
This document is in two parts. The first part is this prospectus supplement, which adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.
To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information included or incorporated by reference in the accompanying prospectus. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Operating Partnership” or the “Issuer” mean Essex Portfolio, L.P. and those entities/subsidiaries owned or controlled by Essex Portfolio, L.P. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Essex” mean Essex Property Trust, Inc., not including any of the entities/subsidiaries owned or controlled by Essex Property Trust, Inc. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” or “our” mean Essex Property Trust, Inc. and those entities/subsidiaries owned or controlled by Essex Property Trust, Inc., including the Operating Partnership and those entities/subsidiaries owned or controlled by it.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.
The Company
Essex, a Maryland corporation, is an S&P 500 company that operates as a self-administered and self-managed REIT. Essex owns all of its interest in its real estate and other investments directly or indirectly through the Operating Partnership, a California limited partnership. Essex is the sole general partner of the Operating Partnership and as of December 31, 2023, had an approximately 96.6% general partnership interest in the Operating Partnership.
Essex has elected to be treated as a REIT for federal income tax purposes commencing with the year ended December 31, 1994. Essex completed its initial public offering on June 13, 1994. In order to maintain compliance with REIT tax rules, the Company utilizes taxable REIT subsidiaries for various revenue generating or investment activities. All taxable REIT subsidiaries are consolidated by the Company for financial reporting purposes.
The Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly apartment communities, located along the West Coast of the United States. As of December 31, 2023, the Company owned or had ownership interests in 252 operating apartment communities, aggregating 61,997 apartment homes, excluding the Company’s ownership interest in preferred equity co-investments, loan investments, three operating commercial buildings, and a development pipeline comprised of one unconsolidated joint venture project and various predevelopment projects aggregating 264 apartment homes.
The Company’s principal offices are located at 1100 Park Place, Suite 200, San Mateo, California 94403. The Company’s telephone number at that location is (650) 655-7800. The Company has regional corporate offices in Woodland Hills, California; Irvine, California; and Bellevue, Washington. The Company’s website address is http://www.essex.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document that either Essex or the Operating Partnership files with or furnishes to the SEC.

The Offering
The summary below describes the principal terms and conditions of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. For purposes of the summary below, unless otherwise indicated, references to the Issuer or the Operating Partnership refer only to Essex Portfolio, L.P. and not to any of its subsidiaries, and references to Essex refer only to Essex Property Trust, Inc. and not to any of its subsidiaries.
Issuer of Notes
Essex Portfolio, L.P.
Guarantor
Essex Property Trust, Inc.
Securities Offered
$350,000,000 aggregate principal amount of 5.500% Senior Notes due 2034.
Maturity Date
The notes will mature on April 1, 2034 unless redeemed, at the Issuer’s option, prior to such date.
Interest Rate
5.500% per year, accruing from March 14, 2024.
Interest Payment Dates
April 1 and October 1 of each year, beginning October 1, 2024.
Optional Redemption
Prior to January 1, 2034 (three months prior to the maturity date), the Issuer may redeem the notes at the Issuer’s option, in whole or in part, at the applicable redemption price described herein. If the notes are redeemed on or after January 1, 2034 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date. See “Description of Notes—Optional Redemption.”
Ranking
The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future unsecured and secured liabilities and preferred equity of the Issuer’s subsidiaries, including guarantees by the Issuer’s subsidiaries of the Issuer’s other indebtedness.
Guarantee
The notes will be fully and unconditionally guaranteed by Essex. The guarantee of the notes will be a senior unsecured obligation of Essex and will rank equally in right of payment with all other existing and future unsecured indebtedness and senior unsecured guarantees of Essex. The guarantee of the notes will be effectively subordinated in right of payment to all existing and future unsecured indebtedness and secured guarantees of Essex (to the extent of the value of the collateral securing such indebtedness and guarantees), all existing and future indebtedness and other liabilities, whether secured or unsecured, of Essex’s subsidiaries (including the Issuer) and of any entity Essex accounts for using the equity method of accounting, and all existing and future preferred equity not owned by Essex in Essex’s subsidiaries (including the Issuer) and in any entity Essex accounts for using the equity method of accounting.
Essex has no significant operations and material assets other than its investment in the Issuer.
Certain Covenants
The indenture governing the notes contains certain covenants that, among other things, limit Essex’s and its subsidiaries’ ability to:
•	consummate a merger, consolidation or sale of all or substantially all of their assets; and
•	incur secured and unsecured indebtedness.
These covenants are subject to a number of important exceptions and qualifications. For additional information, see “Description of Notes—Certain Covenants.”
Use of Proceeds
The Issuer intends to use the net proceeds of this offering to repay upcoming debt maturities, including to fund a portion of the repayment of the Issuer’s 3.875% senior unsecured notes due May 2024 upon maturity thereof, and for other general corporate and working capital purposes, which may include the funding of potential acquisition opportunities. Pending application of the net proceeds from the offering for the foregoing purposes, such net proceeds initially may be invested in short-term securities. See “Use of Proceeds” in this prospectus supplement.
No Public Market
The notes are a new issue of securities with no established trading market. The Issuer does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
Trustee
U.S. Bank Trust Company, National Association
Book-Entry; Form and Denominations
The notes will be issued in book-entry form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests may not be exchanged for notes in certificated form, except in limited circumstances. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Additional Notes
The Issuer may, without the consent of holders of the notes, increase the aggregate principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, public offering price, and, if applicable, the date from which interest thereon will begin to accrue and the initial payment date). Any such additional notes will have the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax and securities law purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
Risk Factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as other information included or incorporated in this prospectus supplement and accompanying prospectus, for a discussion of factors you should carefully consider that are relevant to an investment in the notes.
Tax Considerations
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.
Governing Law
State of New York
Conflicts of Interest
Certain of the underwriters and/or their affiliates may be holders of the Issuer’s 3.875% senior unsecured notes due May 2024 and may therefore receive a portion of the net proceeds of this offering. See “Underwriting—Conflicts of Interest—Conflicts of Interest” in this prospectus supplement.

RISK FACTORS
An investment in the notes offered by this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in Essex’s and the Issuer’s most recent Annual Report on Form 10-K and other reports that Essex and the Issuer file with the SEC from time to time that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to invest in the notes. Any of these risks could adversely affect the financial results of the Company. For purposes of this section titled “Risk Factors,” unless otherwise indicated, references to the Issuer or the Operating Partnership refer only to Essex Portfolio, L.P. and not to any of its subsidiaries, and references to Essex refer only to Essex Property Trust, Inc. and not to any of its subsidiaries.
Risks Related to this Offering
The effective subordination of the notes may limit the Issuer’s ability to satisfy its obligations under the notes. The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Issuer, the holders of any secured indebtedness will be entitled to seek recovery of the collateral that secures such indebtedness or the equivalent of such collateral’s value. Therefore, such collateral or its value will not be available for satisfaction of any amounts owed under the Issuer’s unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full. As of December 31, 2023, the Issuer and its subsidiaries had outstanding $887.2 million of secured indebtedness and $5.3 billion of unsecured indebtedness (exclusive of trade payables, distributions payable and accrued expenses). Other than with respect to the Issuer’s indebtedness or the indebtedness of its subsidiaries, Essex had no outstanding indebtedness as of December 31, 2023.
The notes will also be structurally subordinated to all existing and future unsecured and secured liabilities and preferred equity of the Issuer’s subsidiaries, including guarantees by the Issuer’s subsidiaries of the Issuer’s other indebtedness. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, the Issuer, as an equity owner of such subsidiary, and therefore holders of the Issuer’s debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders, and including claims under guarantees by the Issuer’s subsidiaries of the Issuer’s other indebtedness. All of the $887.2 million of secured indebtedness the Issuer and its subsidiaries had outstanding as of December 31, 2023, was attributable to indebtedness of the Issuer’s subsidiaries, excluding trade payables and accrued expenses.
The Issuer also has equity interests and certain other rights in its co-investments accounted for using the equity method (and not classified as subsidiaries) and the notes will also be effectively subordinated to all liabilities and preferred equity (if any) of these co-investment entities, in the manner described in the preceding paragraph.
The Issuer may not be able to generate sufficient cash flow to meet its debt service obligations, including with respect to the notes. The Issuer’s ability to make payments on and to refinance its indebtedness, including the notes, and to fund its operations, working capital and capital expenditures, depends on its ability to generate cash in the future. To a certain extent, the Issuer’s cash flow is subject to general economic, industry, regional, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond its control.
At December 31, 2023, the Issuer and its subsidiaries had approximately $6.2 billion of indebtedness (including $520.0 million of variable rate indebtedness, of which $298.6 million is subject to an interest rate swap effectively swapping the interest rate to an all-in fixed rate of 4.2%).The Issuer cannot assure you that its business will generate sufficient cash flow from operations or that future sources of cash will be available to it in an amount sufficient to enable it to pay amounts due on its indebtedness, including the notes, or to fund its other liquidity needs. Additionally, if the Issuer incurs additional indebtedness in connection with future acquisitions or development projects or for any other purpose, its debt service obligations could increase.

The Issuer may need to refinance all or a portion of its indebtedness, including the notes, on or before maturity. The Issuer’s ability to refinance its indebtedness or obtain additional financing will depend on, among other things:
•	its financial condition and market conditions at the time; and
•	restrictions in the agreements governing its indebtedness.
As a result, the Issuer may not be able to refinance any of its indebtedness, including the notes, on commercially reasonable terms, or at all. If the Issuer does not generate sufficient cash flow from operations, and if additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to it, the Issuer may not have sufficient cash to enable it to meet all of its obligations, including payments on the notes. Accordingly, if the Issuer cannot service its indebtedness, the Issuer may have to take actions such as seeking additional equity or delaying property acquisitions or developments, any of which could have a material adverse effect on its operations. The Issuer cannot assure you that it will be able to affect any of these actions on commercially reasonable terms, or at all.
Essex has no significant operations and no material assets, other than its investment in the Issuer. The notes will be fully and unconditionally guaranteed by Essex. However, Essex has no significant operations and no material assets, other than its investment in the Issuer. Furthermore, Essex’s guarantee of the notes will be effectively subordinated to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries (including the Issuer and any entity Essex accounts for under the equity method of accounting). As of December 31, 2023, the total indebtedness of Essex’s subsidiaries (including the Issuer) was approximately $6.2 billion of indebtedness (including $520.0 million of variable rate indebtedness, of which $298.6 million is subject to an interest rate swap effectively swapping the interest rate to an all-in fixed rate of 4.2%).
There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, may not be maintained or be liquid. The failure of an active liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes. The notes are a new issue of securities with no established trading market. The Issuer does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised the Issuer that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of the Issuer, Essex and their respective subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond their control.
The indenture governing the notes and other financing arrangements contain restrictive covenants that limit the Issuer’s operating flexibility. The indenture, which governs the notes, contains financial and operating covenants that, among other things, restrict the Issuer’s ability to take specific actions, even if the Issuer believes them to be in its best interest, including restrictions on its ability to:
•	consummate a merger, consolidation or sale of all or substantially all of its assets; and
•	incur additional secured and unsecured indebtedness.
In addition, the instruments governing the Issuer’s other unsecured indebtedness require it to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Issuer’s ability to expand or fully pursue its business strategies. The Issuer’s ability to comply with these provisions and those contained in the indenture governing the notes, may be affected by changes in the Issuer’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants, including those contained in the Issuer’s indenture, could result in a default under the Issuer’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Issuer’s indebtedness is accelerated, it may not be able to repay it.
Despite the Issuer’s substantial indebtedness, the Issuer or its subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to its indebtedness, including its inability to pay the principal of or interest on the notes. The Issuer and its subsidiaries may be able to incur substantial additional indebtedness in the future. Although the instruments governing the Issuer’s unsecured and secured indebtedness limit, and the indenture governing the notes will limit the Issuer’s ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and debt incurred in compliance with these restrictions could be substantial. To the extent that the Issuer and its subsidiaries incur additional indebtedness or other such obligations, the Issuer may face additional risks associated with its indebtedness, including its possible inability to pay the principal of or interest on the notes.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by Essex, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (i) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) any of the following was true:
•	the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee;
•	the guarantor was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•	the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
In addition, any claims in respect of a guarantee could be subordinated to all other debts of that guarantor under principles of “equitable subordination,” which generally require that the claimant must have engaged in some type of inequitable conduct; the misconduct must have resulted in injury to the creditors of the debtor or conferred an unfair advantage on the claimant; and equitable subordination must not be inconsistent with other provisions of the U.S. Bankruptcy Code. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.
The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from a guarantor. If the court were to void Essex’s guarantee, no assurance can be provided that funds would be available to pay the notes from any of the Issuer’s subsidiaries or from any other source.
Essex’s obligation under the guarantee will be limited to the maximum amount that will, after giving effect to all of Essex’s other contingent and fixed liabilities, result in the guarantee not constituting a fraudulent transfer or conveyance.

An increase in interest rates could result in a decrease in the relative value of the notes. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
The Issuer’s credit ratings may not reflect all risks of an investment in the notes. The credit ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading markets for, or trading prices of, the notes. In addition, real or anticipated changes in the Issuer’s credit ratings will generally affect any trading markets for, and trading prices of, the notes.
A downgrade in the Issuer’s investment grade credit rating could materially and adversely affect its business and financial condition. The Issuer plans to manage its operations to maintain its investment grade credit rating with a capital structure consistent with its current profile, but there can be no assurance that it will be able to maintain its current credit ratings. Any downgrades in terms of ratings or outlook by any of the rating agencies could have a material adverse impact on the Issuer’s cost and availability of capital, which could in turn have a material adverse impact on its financial condition, results of operations and liquidity.
The underwriters may have conflicts of interest that arise out of contractual relationships they or their affiliates have with the Issuer. The Issuer intends to use the net proceeds of this offering to repay upcoming debt maturities, including to fund a portion of the repayment of the Issuer’s 3.875% senior unsecured notes due May 2024 upon maturity thereof, and for other general corporate and working capital purposes, which may include the funding of potential acquisition opportunities. Holders of such notes may include certain of the underwriters participating in this offering and/or their affiliates and as such they may receive a portion of the net proceeds. As a result, a portion of the net proceeds of this offering may be received by the underwriters and/or their affiliates. Because they may receive a portion of the net proceeds of this offering, these underwriters and their affiliates have an interest in the successful completion of this offering beyond the customary underwriters’ discount received by the underwriters in this offering, which could result in a conflict of interest and cause them to act in a manner that is not in the best interests of the Issuer or its investors in this offering.
We may choose to redeem the notes when prevailing interest rates are relatively low. The notes are redeemable at our option, and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely affect your ability to sell your notes as the optional redemption date or period approaches. Please see the section titled “Description of Notes—Optional Redemption.”

USE OF PROCEEDS
The Issuer estimates that the net proceeds of this offering will be approximately $346.5 million, after deducting the underwriting discount and its estimated offering expenses.
The Issuer intends to use the net proceeds of this offering to repay upcoming debt maturities, including to fund a portion of the repayment of the Issuer’s 3.875% senior unsecured notes due May 2024 upon maturity thereof, and for other general corporate and working capital purposes, which may include the funding of potential acquisition opportunities. Pending application of the net proceeds from the offering for the foregoing purposes, such proceeds initially may be invested in short-term securities.
Certain of the underwriters and/or their affiliates may be holders of the Issuer’s 3.875% senior unsecured notes due May 2024 and may therefore receive a portion of the net proceeds of this offering. See “Underwriting—Conflicts of Interest—Conflicts of Interest.”

DESCRIPTION OF NOTES
This description of notes summarizes key terms and provisions of the notes and the indenture referred to below. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the “Description of Debt Securities and Guarantees” in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Where You Can Find More Information” in the accompanying prospectus. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees.”
Capitalized terms used but not otherwise defined herein have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” (i) references to the “Issuer,” “we,” “our” or “us” refer solely to Essex Portfolio, L.P. and not to any of its subsidiaries and (ii) references to the “guarantor” or the “General Partner” refer to Essex Property Trust, Inc. Unless the context otherwise requires, references to “interest” include additional interest, as described below and references to “dollars” mean U.S. dollars. Certain capitalized terms used in this section have the meaning set forth below in “—Definitions.”
General
The notes will be issued pursuant to a base indenture, dated as of March 14, 2024, among the Issuer, the guarantor, and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States, as trustee, as supplemented by the first supplemental indenture dated as of March 14, 2024. We refer to the indenture, as supplemented by such first supplemental indenture, as the “indenture.”
The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the TIA for a statement thereof.
The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described herein under “—Book-entry, delivery and form” and “—Euroclear and Clearstream.” The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.
If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York (or, in connection with any payments, the place of payment) are authorized or obligated by law or executive order to close.
The notes will be fully and unconditionally guaranteed by the guarantor on a senior unsecured basis. See “—Guarantees” below.
The terms of the notes provide that the Issuer is permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts the Issuer is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. The Issuer will set-off any such withholding tax that the Issuer is required to pay against payments of interest payable on the notes and payments upon a redemption of notes.
Ranking
The notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness. However, the notes will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future unsecured and secured liabilities and preferred equity of its subsidiaries, including guarantees by the Issuer’s subsidiaries of the Issuer’s other indebtedness. As of December 31, 2023, the Issuer and its subsidiaries had outstanding $887.2 million of secured indebtedness and $5.3 billion of senior unsecured indebtedness (exclusive of trade payables, distributions payable and accrued expenses).
Except as described under “—Certain covenants” and “—Merger, consolidation or sale,” the indenture governing the notes does not prohibit the Issuer, any of its subsidiaries or the guarantor from incurring additional indebtedness or issuing preferred equity in the future, nor, except as described under “—Certain covenants” and “—Merger, consolidation or sale,” does the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of the Issuer or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of the Issuer’s assets or similar transaction that may adversely affect the holders of the notes. The Issuer may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or a merger or consolidation that may increase the amount of its indebtedness or substantially change the Issuer’s assets, which may have an adverse effect on the Issuer’s ability to service its indebtedness, including the notes. See “Risk Factors—Risks Related to the Offering—The effective subordination of the notes may limit the Issuer’s ability to satisfy its obligations under the notes.”
Additional notes
The notes will initially be limited to an aggregate principal amount of $350,000,000. The Issuer may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any such additional notes will have the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax and securities law purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
Interest
Interest on the notes will accrue at the rate of 5.500% per year from and including March 14, 2024 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2024. Except as described below under “—The Issuer’s redemption rights,” the interest so payable will be paid to each holder in whose name a note is registered at the close of business on the March 15 or September 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.
Maturity
The notes will mature on April 1, 2034 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—The Issuer’s redemption rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.
The Issuer’s redemption rights
Prior to January 1, 2034 (three months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the notes at its option for cash, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to but excluding the date of redemption; and

•	100% of the principal amount of the notes being redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, for cash, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
Notwithstanding the foregoing, if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).
As used herein:
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date the notice of redemption is sent to noteholders (the “notice date”) based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the notice date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the notice date.
If on the third business day preceding the notice date H.15 is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such notice date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 calendar days but not more than 60 calendar days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair, and in accordance with the applicable procedures of the depositary. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the applicable policies and procedures of the applicable depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
In the event of any redemption of notes, the Issuer will not be required to:
•
issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
The transferor shall also provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:
•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue; and
•	all rights of holders of such notes will terminate except the right to receive the redemption price.
Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.
The Issuer will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in payment of the redemption price with respect to the notes to be redeemed).
Certain covenants
Limitation on total outstanding debt. The Issuer will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) is greater than sixty five percent (65%) of the sum of (without duplication) (i) the Total Assets as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), in each case, by the Issuer or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.
Limitation on secured debt. The Issuer will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Encumbrance on any property or assets of the Issuer or any of its Subsidiaries, whether owned on the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all outstanding Debt of the Issuer and its Subsidiaries which is secured by any Encumbrance on any property or assets of the Issuer or any of its Subsidiaries is greater than 40% of the sum of (without duplication) (i) the Total Assets as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), in each case, by the Issuer or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.
Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. The Issuer will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended for which financial statements are available prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1.0 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Issuer or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Issuer or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Issuer or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the guarantor’s Board of Directors) in excess of $1.0 million, since the first day of such four quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
If the Debt giving rise to the need to make the foregoing calculation described above or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during such entire four quarter period had been the applicable rate for such entire such period.
Maintenance of total unencumbered assets. The Issuer, together with its Subsidiaries, will have at all times Total Unencumbered Assets of not less than one hundred and fifty percent (150%) of the aggregate principal amount of all outstanding Unsecured Debt of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
Existence. Subject to the covenant described under “—Merger, consolidation or sale,” each of the Issuer and the guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory); provided, that neither the Issuer nor the guarantor shall be required to preserve any right if the Issuer or the guarantor, as applicable, shall determine that (i) the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the guarantor, as applicable, and (ii) that the loss thereof is not disadvantageous in any material respect to the holders of the notes.
Insurance. The Issuer will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.
Provision of financial information. Whether or not subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding within 15 calendar days of the date on which such filing is made with the SEC (or would have been required to have been made with the SEC), each of the Issuer and the guarantor will furnish to the trustee: (i) all quarterly and annual reports that are or would be required to be filed by them with the SEC on Forms 10-Q and 10-K; and (ii) all current reports that are or would be required to be filed by them with the SEC on Form 8-K.
Notwithstanding the foregoing, during any period in which the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer may satisfy its obligation to furnish the reports described above by furnishing reports for the guarantor.
Each of the Issuer and the guarantor shall comply with the provisions of Section 314(a)(1) of the TIA.
Reports and other documents filed by the Issuer with the SEC and publicly available via the EDGAR system, a publicly available website or IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”) will be deemed to be delivered to the trustee as of the time such filing is publicly available via EDGAR, such publicly available website or such Confidential Datasite for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the guarantor’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on a certificate of an officer).
Guarantees
The guarantor will fully and unconditionally guarantee the Issuer’s obligations under the indenture and the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Under the terms of the guarantor’s guarantee, holders of the notes will not be required to exercise their remedies against the Issuer before they proceed directly against the guarantor. The guarantor’s obligations under the guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the guarantor, result in the guarantee of the guarantor constituting a fraudulent transfer or conveyance. See “Risk factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.”
The guarantee of the notes will be a senior unsecured obligation of the guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and senior unsecured guarantees of the guarantor. The guarantor’s guarantee of the notes will be effectively subordinated in right of payment to:
•	all existing and future secured indebtedness and secured guarantees of the guarantor (to the extent of the value of the collateral securing such indebtedness and guarantees);
•
all existing and future indebtedness and other liabilities, whether secured or unsecured, of the guarantor’s subsidiaries (including the Issuer) and of any entity the guarantor accounts for using the equity method of accounting; and

•
all existing and future preferred equity not owned by the guarantor in the guarantor’s subsidiaries (including the Issuer) and in any entity the guarantor accounts for using the equity method of accounting.

The covenants in the indenture that will limit the ability of the Issuer and its subsidiaries to incur indebtedness will not apply to the guarantor.
The guarantor has no significant operations separate from the operation of the Issuer and no material assets, other than its investment in the Issuer. Accordingly, if the Issuer fails to make a payment on the notes when due, there can be no assurance that the guarantor would have funds to pay that amount pursuant to its guarantee. See “Risk factors—Essex has no significant operations and no material assets, other than its investment in the Issuer.”
For additional information, see “Risk Factors—The effective subordination of the notes may limit the Issuer’s ability to satisfy its obligations under the notes.”

Merger, consolidation or sale
The Issuer and the guarantor may consolidate with, or sell, lease or convey all or substantially all of the Issuer’s or the guarantor’s assets to, or merge with or into, any other entity, provided that the following conditions are met:
•
the Issuer or the guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Issuer or the guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (i) in the case of the Issuer, shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture and (ii) in the case of the guarantor, shall expressly assume the obligations of the guarantor under the guarantee and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

•
immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an certificate of an officer and opinion of counsel covering these conditions shall be delivered to the trustee.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Issuer or the guarantor, as the case may be, is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Issuer or the guarantor, as the case may be, and the Issuer or the guarantor shall be discharged from its obligations under the notes and the indenture and, in the case of the guarantor, the related guarantee.
Events of default
The following events are “Events of Default” with respect to the notes:
•	default for 30 calendar days in the payment of any installment of interest under the notes;
•
default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the provisions under “—Modification, waiver and meetings” shall not constitute a default in the payment of principal;

•
failure by us or the guarantor to comply with any of our or the guarantor’s respective other agreements in the notes or the indenture with respect to the notes upon receipt by us or the guarantor of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes (which notice shall also be delivered to the trustee if given by the holders of the notes) then outstanding and our or the guarantor’s failure to cure (or obtain a waiver of) such default within 60 calendar days after we receive such notice;

•
failure to pay any recourse indebtedness for monies borrowed (or guarantees in respect thereof) by the Issuer or the guarantor in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness (including any guarantee thereof) is, or has become, a primary obligation of the Issuer or the guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 calendar days after written notice to the Issuer from the trustee (or to the Issuer and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding notes); or

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, the guarantor or any of their respective Significant Subsidiaries or all or substantially all of their respective property.

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us or the guarantor, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us and the General Partner (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may rescind and annul such declaration and its consequences if:
•
we or the guarantor shall have deposited with the trustee all required payments of the principal of and interest on the notes, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes have been cured or waived as provided in the indenture.
The holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:
•
in the payment of the principal of, or the premium, if any, or interest on the notes or any redemption price payable, unless such default has been cured and we or the guarantor shall have deposited with the trustee all required payments of the principal of, and premium, if any, and interest on and any redemption price payable, on or in respect of the notes, plus certain fees, expenses, disbursements and advances of the trustee; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.
The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 calendar days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if the trustee considers the withholding to be in the interest of the holders.
No holder of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 calendar days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity or security satisfactory to the trustee. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.
The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered, and, if requested, provided to the trustee security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. The indenture provides that, if an event of default occurs and is continuing, the trustee will exercise its rights and powers under the indenture, and use the same degree of care and skill in exercising the same, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs and, to be indemnified by the holders of notes against any loss, costs liability, claim, or expense before proceeding to exercise any right or power under the indenture at the written request of such holders. The rights of holders of the notes to pursue remedies with respect to the indenture and the notes are subject to a number of additional requirements set forth in the indenture.
Within 120 calendar days after the close of each fiscal year of the Issuer, the Issuer must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Defeasance of the notes
The notes will be subject to the defeasance and satisfaction and discharge provisions of the accompanying prospectus under the captions “Description of Debt Securities and Guarantees—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.”

Satisfaction and discharge
Subject to applicable procedural requirements of the indenture, the indenture will be discharged (except for certain surviving rights including relating to transfer or exchange or notes) when either all outstanding notes (other than notes lost or unaccounted for as specified in the indenture) have been delivered to the trustee for cancellation or all such notes that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or will be called for redemption within one year and the Issuer has made arrangements for deposit of cash in an amount sufficient to pay the entire indebtedness on such notes that have not been delivered for cancellation.
Modification, waiver and meetings
Modifications and amendments of the indenture with respect to the notes will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:
•
change the stated maturity of the principal of or any installment of interest on the notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the notes, or adversely affect any right of repayment of the holders of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

•
reduce the percentage in principal amount of the outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or certain defaults and their consequences provided in the indenture, or to reduce the requirements of quorum or change voting requirements set forth in the indenture;

•
modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the Issuer or the guarantor in respect of the due and punctual payments of principal and interest; or;

•
modify any of the foregoing provisions or make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, or premium, if any, and interest on, the notes and to institute suit for the enforcement of any such payment and to waivers or amendments.

Notwithstanding the foregoing, modifications and amendments of the indenture with respect to the notes will be permitted to be made by us and the trustee without the consent of any holder of the notes for any of the following purposes:
•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of the holders of the notes in any material respect;
•	to comply with the covenants in the indenture under the heading “Merger, consolidation or sale”;
•	to provide for uncertificated notes in addition to or in place of certificated notes;
•	to add guarantors with respect to the notes or secure the notes;
•	to evidence a successor to us as obligor or any guarantor as guarantor under the indenture with respect to the notes;
•	to surrender any of our or the guarantor’s rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of the notes;
•	to comply with the applicable procedures of the applicable depositary;
•
to amend or supplement any provisions of the indenture; provided that no amendment or supplement shall adversely affect the interests of the holders of any notes then outstanding in any material respect;

•
to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture, or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by a successor trustee;

•
to supplement the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes; provided that this action shall not adversely affect the interests of the holders of the notes in any material respect;

•
to effect the appointment of a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;
•	to reflect the release of the guarantor, as guarantor, in accordance with the provisions of the indenture; or
•
to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the notes (as certified in a certificate of an officer).

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the indenture provides that notes owned by us, the guarantor or any other obligor upon the notes or any affiliate of ours, the guarantor or any of the other obligors known to a responsible officer of the trustee shall be disregarded.
The indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the guarantor or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.
Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any action that the indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.
Trustee
U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at the Issuer’s option as provided in the indenture. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, registrar and paying agent for the notes, assumes no responsibility for the accuracy and completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents, or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the written request of any of the holders of the required percentage under the indenture only after those holders have offered, and, if requested, provided the trustee indemnity or security satisfactory to it, subject to the limitations set forth in the indenture.
If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Issuer. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
Book-entry, delivery and form
Unless we indicate differently in this prospectus supplement or any free writing prospectus, the notes initially will be issued in book-entry form and represented by one or more global notes (the “global notes”). The global notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing the notes under the limited circumstances described below, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised the Issuer that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except under the limited circumstances described below.
To facilitate subsequent transfers, all global notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the notes are in book-entry form, you will receive payments and may transfer the notes only through the facilities of the depositary and its direct and indirect participants. The Issuer maintains an office or agency in the location specified in this prospectus supplement, where notices and demands in respect of the notes and the indenture may be delivered to it and where certificated notes may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the notes of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the notes of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to the Issuer as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as the notes are in book-entry form, the Issuer will make payments on those notes to the depositary or its nominee, as the registered owner of such notes, by wire transfer of immediately available funds. If the notes are issued in definitive certificated form under the limited circumstances described below, the Issuer will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 calendar days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or the Issuer, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of the notes will not be entitled to have the notes registered in their names and will not receive physical delivery of the notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.
The laws of some jurisdictions may require that some purchasers of the notes take physical delivery of the notes in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the notes.
DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, notes certificates are required to be printed and delivered.

As noted above, beneficial owners of the notes generally will not receive certificates representing their ownership interests in the notes. However, if:
•
DTC notifies the Issuer that it is unwilling or unable to continue as a depositary for the global notes representing the notes or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 calendar days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	the Issuer determines in its, in our sole discretion, not to have the notes represented by one or more global notes, or;
•	an Event of Default has occurred and is continuing with respect to the notes;
the Issuer will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.
Euroclear and Clearstream
You may hold interests in the global notes through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global notes owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global notes through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global note from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus supplement concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer does not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither the Issuer nor the trustee nor any agent of theirs has any control over those entities and none of the Issuer or the trustee takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although the Issuer expects that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither the Issuer nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
Notices
Notices to holders of the notes will be given pursuant to the procedures in the base indenture.
Definitions
As used in this “Description of Notes,” the following defined terms have the meanings indicated:
“Acquired Debt” means Debt of a person:
(i)	existing at the time such person becomes a Subsidiary of the Issuer; or
(ii)
assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming such a Subsidiary or such acquisition.

Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes such a Subsidiary, as applicable.
“Annual Debt Service Charge” for any period means the maximum amount which is payable during such period for interest on, and original issue discount of, Debt of the Issuer and its Subsidiaries and the amount of any dividends which are payable during such period in respect of any Disqualified Stock.
“Capital Stock” means any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of the Issuer or any of its Subsidiaries and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.
“Confidential Datasite” has the meaning ascribed to it in “—Certain covenants— Provision of financial information.”
“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Issuer and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Issuer and its Subsidiaries, (ii) provision for taxes of the Issuer and its Subsidiaries based on income, (iii) amortization of debt discount and other deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.
“Debt” means, without duplication, any indebtedness of the Issuer and its Subsidiaries, whether or not contingent, in respect of:
(i)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,,
(ii)	indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Issuer or any of its Subsidiaries,

(iii)
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Issuer or any of its Subsidiaries otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

(iv)	the principal amount of all obligations of the Issuer or any of its Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock,
(v)
any lease of property by the Issuer or any of its Subsidiaries as lessee which is reflected on the consolidated balance sheet of the Issuer and its Subsidiaries as a financing lease in accordance with GAAP, or

(vi)
interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the consolidated balance sheet of the Issuer and its Subsidiaries in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Issuer or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another person (other than the Issuer or any of its Subsidiaries) (it being understood that Debt shall be deemed to be incurred by the Issuer or any of its Subsidiaries whenever the Issuer or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof). In the case of items of indebtedness under clause (v) above, “Debt” excludes operating lease liabilities on the Issuer’s consolidated balance sheet in accordance with GAAP.

“Disqualified Stock” means any Capital Stock of the Issuer or any of its Subsidiaries which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the maturity of the notes.
“DTC” means the Depository Trust Company.
“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation gains and losses, as reflected in the financial statements of the Issuer and any of its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.
“Event of Default” has the meaning ascribed to it in “—Events of default.”
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.
“interest” means, when used with reference to the notes, any interest payable under the terms of the notes.
“Par Call Date” has the meaning ascribed to it in “—The Issuer’s redemption rights.”
“person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Remaining Life” has the meaning ascribed to it in “—The Issuer’s redemption rights.”

“SEC” means the Securities and Exchange Commission.
“Significant Subsidiary” means any Subsidiary of the Issuer in which the Issuer has invested at least $50.0 million in capital.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).
“TIA” has the meaning ascribed to it in “—General.”
“Total Assets” as of any date means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable, intangibles and operating lease assets) of the Issuer and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.
“Total Unencumbered Assets” means the sum of (without duplication) (i) those Undepreciated Real Estate Assets which are not subject to an Encumbrance securing Debt and (ii) all other assets (excluding accounts receivable, intangibles and unconsolidated equity interests in funds and joint ventures) of the Issuer and its Subsidiaries not subject to an Encumbrance securing Debt, all determined on a consolidated basis in accordance with GAAP.
“Treasury Rate” has the meaning ascribed to it in “—The Issuer’s redemption rights.”
“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, right of use assets associated with financing leases in accordance with GAAP, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP; provided, however, that Undepreciated Real Estate Assets shall not include right of use assets associated with operating leases in accordance with GAAP.
“Unsecured Debt” means Debt of the Issuer or any of its Subsidiaries which is not secured by an Encumbrance on any property or assets of the Issuer or any of its Subsidiaries.

UNDERWRITING – CONFLICTS OF INTEREST
The Issuer, Essex and the underwriters named below, acting through their representatives, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the notes. Subject to certain terms and conditions contained in the underwriting agreement, we have agreed to sell to each underwriter and each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table:
Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC.	$50,750,000
J.P. Morgan Securities LLC	42,700,000
PNC Capital Markets LLC	42,700,000
U.S. Bancorp Investments, Inc.	42,700,000
Citigroup Global Markets Inc.	27,650,000
BMO Capital Markets Corp.	20,300,000
Mizuho Securities USA LLC	20,300,000
Scotia Capital (USA) Inc.	20,300,000
TD Securities (USA) LLC	20,300,000
Truist Securities, Inc.	20,300,000
BNP Paribas Securities Corp.	10,500,000
Capital One Securities, Inc.	10,500,000
Morgan Stanley & Co. LLC	10,500,000
Samuel A. Ramirez & Company, Inc.	10,500,000
Total	$350,000,000
The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of 0.40% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.25% of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.
The notes are a new issue of securities with no established trading market. The Issuer does not intend to list the notes on any securities exchange or have the notes quoted on any automated dealer quotation system. The Issuer has been advised by the underwriters that the underwriters may make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
The following table shows the total underwriting discount that the Issuer will pay to the underwriters in connection with this offering.
Per Note
Public offering price	$349,132,000
Underwriting discount	$2,275,000
Proceeds, before expenses, to the Issuer	$346,857,000

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
The Issuer and Essex have each agreed that it will not offer or sell any debt securities (other than the notes) during the period from the original issue date through and including the closing date of the notes without the prior written consent of the representatives.
We estimate that the Issuer’s share of the total expenses of this offering, excluding the underwriting discount, will be approximately $350,000.
The Issuer and Essex have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they are required to make in respect thereof.
Settlement
The Issuer expects that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the closing date for the notes will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.
Conflicts of Interest
Certain of the underwriters and/or their affiliates may be holders of the Issuer’s 3.875% senior unsecured notes due May 2024 and may therefore receive a portion of the net proceeds of this offering. As a result, certain of the underwriters and/or their affiliates may receive more than 5% of the net offering proceeds from this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes. Associated Investment Services, Inc. (AIS), a FINRA member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain others of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Other than the United States, no action has been taken by us or, to the best of our knowledge, the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the securities referred to therein in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the securities referred to therein. Accordingly, any person making or intending to make an offer in a Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Issuer or the underwriters to publish a prospectus for such offer.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Each underwriter has represented, warranted and agreed that it:
•
has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Company; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.
Notice to Prospective Investors in France
This prospectus supplement is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (“AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
1.	the transaction does not require a prospectus to be submitted for approval to the AMF;
2.
persons or entities referred to in Point 2", Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D.411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.
the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of notes of the Issuer for their own account and undertake not to transfer, directly or indirectly, notes of the Issuer to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong

Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which terms as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital market products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland, and will not be listed on the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article

652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

WHERE YOU CAN FIND MORE INFORMATION
Essex and the Issuer file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. You may access filed documents at the SEC’s website at http://www.sec.gov or by accessing the Investor Relations portion of our website at http://www.essex.com.
You can also inspect reports and other information we file at the offices of the New York Stock Exchange LLC, 11 Wall Street, New York, New York 10005.
Essex and the Issuer have filed a Registration Statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act. The Registration Statement contains additional information about Essex and the Issuer. The Registration Statement and exhibits may be obtained from the SEC or from us, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:
–	Essex’s and the Issuer’s combined Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;
–
The information specifically incorporated by reference into Essex’s and the Issuer’s combined Annual Report on Form 10-K for the year ended December 31, 2022 from Essex’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2023;

–
The description of Essex’s common stock contained in a Registration Statement on Form 8-A filed with the SEC on May 27, 1994, including any amendment or report filed for the purpose of updating such description; and

–
All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (but excluding any documents or portions of documents that are deemed under applicable rules to be “furnished” and not “filed” with the SEC) after the date of this prospectus supplement and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403, Attention: Secretary (650) 655-7800.

LEGAL MATTERS
Certain legal matters with respect to the validity of the notes will be passed upon for us by Latham & Watkins LLP, San Diego, California. Certain legal matters will be passed upon for the underwriters by Alston & Bird LLP, New York, New York. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law. Latham & Watkins LLP and Alston & Bird LLP may rely upon the opinion of Venable LLP.
EXPERTS
The consolidated financial statements and financial statement schedule III of Essex Property Trust, Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and financial statement schedule III of Essex Portfolio, L.P. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
ESSEX PROPERTY TRUST, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS AND OTHER RIGHTS
STOCK PURCHASE CONTRACTS
UNITS
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES

and

ESSEX PORTFOLIO, L.P.

DEBT SECURITIES
Essex Property Trust, Inc., a Maryland corporation (“Essex”), may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus (each, a “Prospectus Supplement”), the following securities:
•	common stock;
•	preferred stock;
•	preferred stock represented by depositary shares;
•	warrants and other rights to purchase common stock and preferred stock;
•	stock purchase contracts;
•	units representing an interest in two or more other securities;
•	debt securities; and
•	guarantees of debt securities.
Essex Portfolio, L.P., a California limited partnership (including those entities/subsidiaries owned or controlled by Essex Portfolio, L.P., the “Operating Partnership”), may from time to time offer in one or more series of debt securities, which may be either senior debt securities (“Senior Securities”) or subordinated debt securities (“Subordinated Securities” and, together with the Senior Securities, the “Debt Securities”), guaranteed by Essex through guarantees (the “Guarantees”) of the Debt Securities. The Debt Securities may be non-convertible or convertible into or exercisable or exchangeable for securities of Essex or the Operating Partnership.
The securities listed above (collectively, the “Offered Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements; provided that Essex will guarantee the payment of principal and a premium, if any, and interest on the Debt Securities, to the extent and on the terms described herein and in any accompanying Prospectus Supplement. Under this prospectus, Essex can issue equity securities, debt securities and debt guarantees, and the Operating Partnership can issue only debt securities.
This prospectus describes some of the general terms that may apply to the Offered Securities. The specific terms of any Offered Securities will be described in a Prospectus Supplement. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve Essex’s status as a real estate investment trust (“REIT”) for federal income tax purposes. See “Description of Common Stock — Restrictions on Ownership and Transfer.” It is important that you read both this prospectus and the applicable Prospectus Supplement before you invest in the Offered Securities.
The applicable Prospectus Supplement also will contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.
The Offered Securities may be offered directly, through agents designated from time to time by Essex, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See “Plan of Distribution.” No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the plan of distribution and the method and terms of the offering of such series of Offered Securities.
Essex’s common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “ESS.” On September 23, 2021, the closing sale price of Essex common stock on the NYSE was $330.90 per share.
YOU SHOULD CONSIDER THE INFORMATION UNDER THE HEADING “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND THE RISK FACTORS SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENTS BEFORE YOU INVEST IN OUR SECURITIES.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is September 24, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this process, the Company may sell common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, units, debt securities and guarantees by the Company of the debt securities of the Operating Partnership, and the Operating Partnership may sell debt securities, in each case in one or more offerings. In addition, selling security holders to be named in a Prospectus Supplement may sell certain of the Company’s securities from time to time. This prospectus provides you with a general description of the securities the Company, the Operating Partnership or any selling security holder may offer. Each time the Company, the Operating Partnership or any selling security holder sells securities, the Company, the Operating Partnership or the selling security holder will provide a Prospectus Supplement containing specific information about the terms of the applicable offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such Prospectus Supplement or free writing prospectuses may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable Prospectus Supplement or free writing prospectus, you should rely on the Prospectus Supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus and the applicable Prospectus Supplement (and any applicable free writing prospectuses) together with additional information described below under the heading “Where You Can Find More Information.”
The Company, the Operating Partnership or any selling security holder may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable Prospectus Supplement will describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of those securities.
Neither Essex nor the Operating Partnership has authorized any person to give any information or to make any representation not contained or incorporated by reference in this prospectus, any applicable Prospectus Supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable Prospectus Supplement or any free writing prospectuses as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus and the applicable Prospectus Supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. The business, financial condition, results of operations and prospects the Company and the Operating Partnership may have changed since those dates. This prospectus incorporates by reference, and any Prospectus Supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any Prospectus Supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable Prospectus Supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless stated otherwise or the context otherwise requires, references to the “Company,” “we,” “us” or “our” mean collectively Essex Property Trust, Inc. and those entities/subsidiaries owned or controlled by Essex Property Trust, Inc., including Essex Portfolio, L.P., and references to the “Operating Partnership” mean Essex Portfolio, L.P. and those entities/subsidiaries owned or controlled by Essex Portfolio, L.P. Unless stated otherwise or the context otherwise requires, references to “Essex” mean Essex Property Trust, Inc., not including any of its subsidiaries. When we refer to Essex’s “Charter,” we mean Essex’s articles of incorporation, as amended, supplemented and restated from time to time.

ESSEX AND THE OPERATING PARTNERSHIP
Essex is an S&P 500 company that operates as a self-administered and self-managed REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Essex owns all of its interest in its real estate and other investments directly or indirectly through the Operating Partnership. Essex is the sole general partner of the Operating Partnership and, as of June 30, 2021, owned a 96.6% general partnership interest in the Operating Partnership.
Essex has elected to be treated as a REIT for federal income tax purposes, commencing with the year ended December 31, 1994. The Company completed its initial public offering on June 13, 1994. In order to maintain compliance with REIT tax rules, the Company utilizes taxable REIT subsidiaries for various revenue generating or investment activities. All taxable REIT subsidiaries are consolidated by the Company.
The Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly apartment communities, located along the West Coast of the United States. As of June 30, 2021, the Company owned or had ownership interests in 246 operating apartment communities, aggregating 60,920 apartment homes, excluding the Company’s ownership interest in preferred equity co-investments, loan investments, one operating commercial building, and a development pipeline comprised of two consolidated projects and one unconsolidated joint venture project.

RISK FACTORS
An investment in any Offered Securities involves significant risks. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable Prospectus Supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not known to us or that we deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the Offered Securities.

WHERE YOU CAN FIND MORE INFORMATION
Essex and/or the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). In addition, you can inspect reports and other information we file at the offices of the New York Stock Exchange, LLC, 20 Broad Street, New York, New York 10005.
The Company’s website address is http://www.essex.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any other report or document that either Essex or the Operating Partnership files with or furnishes to the SEC.
This prospectus and any Prospectus Supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the Offered Securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any Prospectus Supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus “incorporates by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed with the SEC:
•	Essex’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021;
•
The information specifically incorporated by reference into Essex’s and the Operating Partnership’s Annual Report on Form 10-K from Essex’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2021;

•
Essex’s and the Operating Partnership’s combined Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 28, 2021 and July 30, 2021, respectively;

•	Current Reports on Form 8-K jointly filed by Essex and the Operating Partnership with the SEC on February 23, 2021, March 1, 2021, May 13, 2021, May 18, 2021 and June 1, 2021; and
•
The description of the common stock of Essex contained in its Registration Statement on Form 8-A filed with the SEC on May 27, 1994, including any amendment or report filed for the purpose of updating such description.

In addition, each of Essex and the Operating Partnership incorporates by reference herein any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
Notwithstanding any statement contained elsewhere in this prospectus to the contrary, any document, portion of or exhibit to a document or other information that is deemed to have been “furnished” to (rather than “filed” with) the SEC (including, without limitation, information furnished pursuant to Item 2.02 or 7.01 of Form 8-K) shall not be incorporated or deemed to be incorporated by reference in this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. A written request should be addressed to us at the following address:
Essex Property Trust, Inc.
1100 Park Place, Suite 200
San Mateo, California 94403
Attention: Secretary
Telephone: (650) 655-7800

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the “safe harbor” provisions created by these statutes. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, hope, project, believe or anticipate will or may occur in the future are forward-looking statements. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding our expectations related to the continued impact of the COVID-19 pandemic on our business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, our intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of our apartment communities, the anticipated operating performance of our apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Code, the real estate markets in the geographies in which our properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, our financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic and governmental measures intended to prevent its spread, trends affecting our financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities we own are located, and other information that is not historical information.
While our management believes the assumptions underlying the forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. Factors that might cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns could continue to adversely affect our business and our tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which our communities are located; we may fail to achieve our business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; we may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; we may be unsuccessful in the management of our relationships with our co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; our failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; our inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in this prospectus or the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020, and in our other filings with the SEC.

All forward-looking statements included or incorporated by reference in this prospectus are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or statements for any reason. It is important to note that such forward-looking statements are subject to risks and uncertainties and that our actual results could differ materially from those in such forward-looking statements. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. The risk factors set forth in any applicable Prospectus Supplement and those in Item 1A, “Risk Factors,” of our most recent Annual Report on Form 10-K and in the future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that Essex and the Operating Partnership file with the SEC from time to time, and in our other filings with the SEC, set forth factors that in the future could affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statement made by us. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus.

USE OF PROCEEDS
Unless we indicate otherwise in the applicable Prospectus Supplement, the Company intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to our Operating Partnership. Our Operating Partnership intends to subsequently use the net proceeds contributed by the Company, as well as any net proceeds from the sale of its debt securities pursuant to this prospectus, to potentially acquire, develop, or redevelop properties, which primarily will be apartment communities, to make other investments and for working capital or general corporate purposes, which may include the repayment of indebtedness. Pending application of the net proceeds from the sale of the Offered Securities, such proceeds initially may be invested in short-term securities. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable Prospectus Supplement. We will not receive any of the proceeds from sales of Offered Securities by selling security holders, if any, pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK
The following is a summary of the general terms of the Company’s common stock. This description is not complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law and our Charter and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
General
As of June 30, 2021, the total number of shares of stock of all classes which the Company has authority to issue is 1,000,000,000 shares (par value $.0001 per share), consisting of 670,000,000 shares of common stock and 330,000,000 shares of excess stock.
As of June 30, 2021, there were 65,003,996 shares of common stock outstanding. Also, as of June 30, 2021, under the Essex Property Trust, Inc. 2018 Stock Award and Incentive Compensation Plan (the “2018 Plan”), there were options outstanding to acquire 424,758 shares of common stock.
As of June 30, 2021, an aggregate of 2,187,623 shares of common stock may be issued upon the conversion of limited partnership interests in the Operating Partnership and an additional 106,137 shares of common stock would be issuable in exchange for outstanding Long Term Incentive Plan (“LTIP”) units and other outstanding incentive compensation units in the Operating Partnership, subject to meeting certain requirements. In addition, as of June 30, 2021, certain partners in limited partnerships in which the Operating Partnership has invested had the right to have their limited partnership interests in such partnership(s) redeemed for cash or, at our option, subject to certain restrictions, for an aggregate of 1,015,116 shares of common stock.
Common Stock
The following description of the common stock sets forth certain general terms and provisions of the common stock. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Essex’s Charter and Bylaws and the Maryland General Corporation Law. The common stock is listed on the NYSE under the symbol “ESS.” Computershare Trust Company, N.A. is Essex’s transfer agent.
Under Maryland law, stockholders generally are not personally liable for the Company’s debts or obligations solely as a result of their status as stockholders. The holders of the outstanding shares of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. The Charter provides that shares of common stock do not have cumulative voting rights.
Our Charter authorizes the Board of Directors of Essex (the “Board of Directors”), without stockholder approval, to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.
The shares of common stock offered hereby will be fully paid and nonassessable and will not be subject to preemptive or similar rights. Subject to the preferential rights of any outstanding class or series of capital stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by the Board of Directors and declared by Essex from funds available for distribution to such holders. Essex currently pays regular quarterly dividends to holders of common stock out of funds legally available for distribution when, and if, authorized by the Board of Directors and declared by Essex.
In the event of a liquidation, dissolution or winding up of Essex, the holders of common stock are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of liquidation preferences and accrued dividends, if any, on any class or series of capital stock that has a liquidation preference. The rights of holders of common stock are subject to the rights and preferences established by the Board of Directors for any stock that may subsequently be issued by Essex.
We are required to seek certain information from all persons who own, directly or by virtue of the attribution provisions of the Code, more than a certain percentage of our outstanding stock. Stockholders who do not provide us with the information requested are required to submit such information with their U.S. federal income tax returns. See “Material Federal Income Tax Considerations — Taxation of Our Company — Requirements for Qualification as a REIT.”
Restrictions on Ownership and Transfer
In order for Essex to qualify as a REIT under the Code, among other requirements, no more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year (other than our first year as a REIT) or during a proportionate part of a shorter taxable year. In addition, our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than our first year as a REIT) or during a proportionate part of a shorter taxable year. See “Material Federal Income Tax Considerations — Taxation of Our Company — Requirements for Qualification as a REIT.”
The Charter, subject to certain exceptions, provides an “ownership limit” under which no stockholder, other than George M. Marcus (and his wife and children, trusts for the benefit of his descendants and, upon his death, his heirs), may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 6.0% of the value of the issued and outstanding shares of our stock (not including any shares of excess stock). However, the ownership limit provisions provide that a qualified trust, as defined in the Charter, generally may own up to 9.9% of the value of the outstanding shares of our stock. The ownership limit provisions provide that George M. Marcus (and his wife and children, trusts for the benefit of his descendants and, upon his death, his heirs) may own up to 25% of the value of the outstanding shares of our stock. The Board of Directors may also exempt an underwriter of a public offering of our stock or a person who is not an “individual” (as defined under the Code to include certain entities) from the ownership limit if it received, among other things, satisfactory evidence that such stockholder’s ownership of Essex’s shares in excess of the ownership limit will not jeopardize Essex’s status as a REIT. As a condition to providing such an exemption, the Board of Directors must receive an opinion of counsel or ruling of the Internal Revenue Service and representations and agreements from the applicant with respect to preserving Essex’s REIT status. However, the Board of Directors may not grant an exemption to the ownership limit if the applicant would own more than 25% of the value of the outstanding shares of Essex’s stock, unless, in addition to the foregoing, the Board of Directors receives a ruling from the Internal Revenue Service to the effect that such an exemption will not jeopardize Essex’s status as a REIT. The Board of Directors may also increase the ownership limit to a maximum of 9.9% and, in connection therewith, require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to preserve Essex’s REIT status. If the Board of Directors and Essex’s stockholders determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, the ownership limit provisions of the Charter can be terminated.
If a stockholder attempts to transfer shares of stock that would (i) create a direct or indirect ownership of Essex’s shares in excess of the ownership limit absent a Board exemption, (ii) result in the ownership of Essex’s stock by fewer than 100 persons, or (iii) result in the ownership of more than 50% of the value of Essex’s stock (other than excess stock), directly or indirectly, by five or fewer individuals, as defined in the Code, the transfer shall be null and void, and the intended transferee will acquire no rights to the shares. In addition, in the event of a transfer or attempted transfer, or other event, that would result in any person owning, directly or indirectly, shares of Essex stock in excess of the ownership limit (or any limit created in connection with an exemption from the ownership limit) or that would result in the ownership of more than 50% of the value of Essex’s stock, directly or indirectly, by five or fewer persons, such shares of our stock will automatically be exchanged for shares of “excess stock.” All shares of excess stock will be automatically transferred, without action by the purported holder, to a person who is unaffiliated with us or the intended transferee, as trustee for the exclusive benefit of one or more organizations described in Sections 170(b), 170(c) or 501(c)(3) of the Code as a charitable beneficiary and designated by resolution of the Board of Directors. Such shares of excess stock held in trust are considered issued and outstanding shares of Essex’s stock. In general, the trustee of such shares is deemed to own the shares of excess stock held in trust for the exclusive benefit of the charitable beneficiary on the day prior to the date of the purported transfer or change in capital structure which resulted in the automatic transfer and has all voting rights and all right to receive distributions payable with respect to the excess shares. Any dividend or other distribution paid prior to the discovery by Essex that shares were exchanged for excess stock must be repaid by the recipient to Essex upon demand or, if Essex elects, will be offset against any future dividends or distributions payable to the recipient. Subject to Maryland law, any vote cast by the purported owner of excess shares will be rescinded and recast in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary.
Essex may cause the trustee to transfer a beneficial interest in the trust representing a number of shares of excess stock if the shares of excess stock would not be excess stock in the hands of the identified transferee. In the event of such a transfer, the purported transferee of the shares exchanged for excess stock may receive a price for its interest in such shares that is the lesser of (i) the price paid by the purported transferee or, if the purported transferee did not give value for the shares in connection with the event causing shares to be exchanged for excess stock (e.g., a gift, devise or other similar transaction), the Market Price (as defined in Essex’s Charter) of the shares on the day of the event causing the shares to be exchanged for excess stock and (ii) the price received by the trustee from the sale or other disposition of the shares of excess stock. Upon any such a transfer, the shares of excess stock will automatically be exchanged for an equal number of shares of stock of the class and series originally exchanged for such shares of excess stock.
Shares of excess stock held in the trust will be deemed to have been offered for sale to Essex, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the exchange for shares of excess stock (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date that Essex, or its designee, accepts the offer. Essex will have the right to accept the offer for a period of ninety days after the later of the date of the transaction that resulted in the exchange for shares of excess stock and, if Essex does not receive prior notice of such transaction, the date that the Board of Directors determines in good faith that a transaction resulting in excess stock has occurred.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each person who is a beneficial owner or constructive owner of shares of our stock and each person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.
Even if the provisions of the Code regarding REITs are changed to eliminate any ownership concentration limitation or increase the limitation, the ownership limitations in the Charter will not be automatically eliminated or modified. Except as described above, any change to such limitations would require an amendment to the Charter, which in turn would require the affirmative vote of holders owning a majority of the outstanding shares of Essex’s common stock. In addition to preserving Essex’s status as a REIT, the ownership limit provisions in the Charter may have the effect of precluding an acquisition of control of Essex without the approval of the Board of Directors.
All certificates representing shares of our equity stock will bear a legend referring to the restrictions described above.

DESCRIPTION OF PREFERRED STOCK
General
Subject to limitations prescribed by the Maryland General Corporation Law and Essex’s Charter, the Board of Directors may authorize Essex to issue, from its authorized but unissued shares of capital stock, preferred stock in such classes or series as the Board of Directors may determine and may establish from time to time the number of shares of preferred stock to be included in any such class or series and fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as the Board may fix by resolution of the Board. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Essex.
Preferred stock, upon filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland of articles supplementary setting forth the terms of the class or series of preferred stock, and issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the Prospectus Supplement relating to that class or series, including a Prospectus Supplement providing that preferred stock may be issuable upon the exercise of Warrants issued by Essex. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.
The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A Prospectus Supplement, relating to each class or series, will specify the terms of the preferred stock as follows:
(1)	The title and par value of such preferred stock;
(2)	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;
(3)	The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;
(4)	Whether dividends on such preferred stock are cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;
(5)	The provision for a sinking fund, if any, for such preferred stock;
(6)	The provision for redemption, if applicable, of such preferred stock;
(7)	Any listing of such preferred stock on any securities exchange;
(8)	The terms and conditions, if applicable, upon which such preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);
(9)	A discussion of any material federal income tax considerations applicable to such preferred stock;
(10)	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Essex as a REIT;
(11)	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Essex;
(12)
Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Essex;

(13)	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock; and
(14)	Any voting rights of such preferred stock.

Rank
Unless otherwise specified in the Prospectus Supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Essex, rank (i) senior to all classes or series of common stock and excess stock of Essex, and to all equity securities ranking junior to such preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of Essex; (ii) on a parity with all equity securities issued by Essex the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividends rights or rights upon liquidation, dissolution or winding up of Essex; and (iii) junior to all equity securities issued by Essex the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Essex.
Conversion Rights
The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into common stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock or Essex, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.
Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our stock. See “Description of Common Stock — Restrictions on Ownership and Transfer.” The applicable Prospectus Supplement will specify any additional ownership limitations relating to a class or series of preferred stock.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable Prospectus Supplement a description of any depositary shares, warrants and other rights, stock purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description, together with the additional information we include in any applicable Prospectus Supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “the Operating Partnership,” “we,” “our” or “us” refer to Essex Portfolio, L.P. excluding its subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of Essex’s Board of Directors and set forth or determined in the manner provided in a resolution of Essex’s Board of Directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a Prospectus Supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a Prospectus Supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable Prospectus Supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable Prospectus Supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable Prospectus Supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable Prospectus Supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable Prospectus Supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than the Operating Partnership) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and
•
if we are not the successor person, then each guarantor, unless it has become the successor person, shall confirm that its guarantee shall continue to apply to the obligations under the securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Guarantees
Unless otherwise described in the applicable Prospectus Supplement, the debt securities issued by the Operating Partnership will be fully and unconditionally guaranteed by Essex. These guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantors. The obligations of the guarantors under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantees will be set forth in the applicable Prospectus Supplement.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the Operating Partnership and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Operating Partnership or any guarantor; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable Prospectus Supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the Prospectus Supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and the premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each security holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	to reflect the release of any guarantor; or
•	to add guarantors with respect to any or all of the securities or to secure any or all of the securities or the guarantees. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to any debt security; or
•
if the securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or the premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable Prospectus Supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Security Holders
None of our past, present or future directors, officers, employees or security holders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

CERTAIN PROVISIONS OF MARYLAND LAW AND ESSEX’S CHARTER AND BYLAWS
The following is a summary of certain provisions of Maryland law and of our Charter and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and our Charter and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our Board of Directors
Essex’s Charter and Bylaws provide that its Board of Directors may establish the number of directors as long as the number is not fewer than the minimum required under the Maryland General Corporation Law (which is one). Essex’s Charter provides that a director may be removed, without cause (as defined in the Charter) only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors, and with cause only by the affirmative vote of the holders of at least a majority of the votes entitled to be cast generally in the election of directors.
Pursuant to Essex’s Charter and Bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Pursuant to Essex’s Bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. Essex’s Bylaws further provide that an incumbent director, in an uncontested election, who does not receive the required vote for re-election must offer to resign. The Nominating and Corporate Governance Committee of the Board of Directors will consider the resignation offer and recommend to the Board of Directors whether to accept or reject the resignation offer. The Board of Directors will then publicly disclose its decision within 90 days of certification of the election results.
Business Combinations
The Maryland General Corporation Law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. The Maryland General Corporation Law defines an interested stockholder as:
•	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, or
•
an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding stock.

A person is not an interested stockholder if our Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our Board of Directors.
After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our Board of Directors and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock, and
•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined in the Maryland General Corporation Law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the statute, the Board of Directors of the Company irrevocably has elected to exempt any business combination among the Company, George M. Marcus, who is the chairman of the Company, and Marcus & Millichap Company (“MMC”) or any entity owned or controlled by Mr. Marcus and MMC. Mr. Marcus is the chairman of MMC. Consequently, the five-year prohibition and supermajority vote requirements described above will not apply to any business combination between the Company, Mr. Marcus, or MMC. As a result, the Company may in the future enter into business combinations with Mr. Marcus and MMC, without compliance with the supermajority vote requirements and other provisions of the Maryland Business Combination Act.
Control Share Acquisitions
The Maryland General Corporation Law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by directors who are our employees, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third,
•	one-third or more but less than a majority, or
•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We can provide no assurance that our Board of Directors will not amend or eliminate such provision in the future. Should this happen, the control share acquisition statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:
•	a classified board,
•	a two-thirds vote requirement to remove a director,
•	a requirement that the number of directors be fixed only by the vote of the directors,
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.
Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we (i) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the Board of Directors, which removal will be allowed without cause, or the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter for the removal of any director from the Board of Directors, which removal will be allowed only with cause, (ii) vest in the Board of Directors the exclusive power to fix the number of directorships and (iii) require, unless called by the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors, the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.
Advance Notice Requirements for Stockholder Proposals, Proxy Access and Director Nominations
Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our Bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made only (i) by or at the direction of our Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our Bylaws and that has supplied the information required by our Bylaws about each individual whom the stockholder proposes to nominate for election as a director or (iii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our Bylaws.
The advance notice procedures of our Bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our Secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

In addition to advance notice procedures, the Bylaws also include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, stockholders who have maintained continuous qualifying ownership of at least 3% of our outstanding shares of common stock for at least three years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors in office.
Meetings of Stockholders
Pursuant to our Bylaws, a meeting of our stockholders for the election of directors and the transaction of any other business will be held annually on a date and at the time and place set by our Board of Directors. The Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our Bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our Secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our Bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary is required to prepare and deliver the notice of the special meeting.
Amendments to Our Charter and Bylaws
Except for those amendments permitted to be made without stockholder approval under Maryland law or our Charter, our Charter generally may be amended only if the amendment is first declared advisable by our Board of Directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Our Bylaws may be amended by (i) the Board of Directors or (ii) the affirmative vote of the holders of a majority of the outstanding shares of common stock pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of common stock for at least one year. A stockholder proposal submitted under the Bylaws may not alter or repeal the amendment provisions of the Bylaws or the provisions of the Bylaws related to indemnification of directors and officers of the Company, in either case, without the approval of the Board of Directors.
Forum Selection
Our Bylaws require, subject to limited exceptions, that any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions, may be brought only in specified courts located in the State of Maryland, City of Baltimore. Although we believe this provision will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of Maryland law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and other employees.
Dissolution of Our Company
The dissolution of the Company must be declared advisable by a majority of our entire Board of Directors and approved by the affirmative vote of the holders of two-thirds of all of the votes entitled to be cast on the matter.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The Maryland General Corporation Law contains, and our Charter and Bylaws contain, provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including provisions of our Charter on removal of directors and the advance notice provisions of the Bylaws. Likewise, with respect to the business combination provisions of the Maryland General Corporation Law or if the provision in the Bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Further, certain provisions of Essex’s Charter and Bylaws might discourage certain types of transactions that involve an actual or threatened change of control of Essex. The ownership limit may delay or impede a transaction or a change in control of Essex that might involve a premium price for Essex’s capital stock or otherwise be in the best interests of our stockholders. See “Description of Common Stock — Restrictions on Ownership and Transfer.” The issuance of preferred stock by the Board of Directors may also have the effect of delaying, deferring or preventing a change in control of Essex. See “Description of Preferred Stock – General.”

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF ESSEX PORTFOLIO, L.P.
The following is a summary of material provisions in the Operating Partnership’s partnership agreement. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and which we incorporate by reference herein.
Management
The Operating Partnership is a California limited partnership that was formed on March 15, 1994. Essex is its sole general partner and substantially all of our business is conducted through the Operating Partnership. As the Operating Partnership’s sole general partner, Essex is, subject to limited exceptions for which the limited partners must consent, solely responsible for the management of the Operating Partnership’s day-to-day business and affairs. Essex can cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, subject to limited exceptions. The Operating Partnership’s limited partners may not transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the partnership agreement and as required by applicable law. The partnership agreement restricts Essex’s ability to engage in certain “Major Decisions” — including terminating the partnership agreement, making a general assignment for the benefit of creditors, taking title to property not in the name of the Operating Partnership, instituting bankruptcy procedures on the Operating Partnership’s behalf or dissolving the Operating Partnership — without the written consent of the holders of a majority of the limited partnership interests (unless, in the case of such a Major Decision other than taking title to property not in the Operating Partnership’s name, the limited partners collectively own less than five percent of the Operating Partnership’s partnership interests at the time of such Major Decision).
Essex is not liable under the partnership agreement to the Operating Partnership or to any partner for acts or omissions performed or omitted to be performed by it within the scope of authority conferred upon it by the partnership agreement, provided that Essex acted in good faith and was not guilty of fraud, misconduct, bad faith, or gross negligence.
The partnership agreement provides that substantially all of Essex’s business activities, including activities pertaining to the acquisition, development and ownership of properties, must be conducted through the Operating Partnership, and that Essex will use its best efforts to cause the Operating Partnership to avoid taking any action that would result in Essex ceasing to satisfy the requirements for being classified as a REIT or would result in the imposition of any federal income or excise tax liability on Essex.
Transferability of Interests
Essex, as general partner, may not voluntarily withdraw from the Operating Partnership, or transfer or assign all or any portion of its interest in the Operating Partnership, without the consent of the holders of a majority of the limited partnership interests (unless the limited partners collectively own less than five percent of the Operating Partnership’s partnership interests at the time of such withdrawal or transfer).
Subject to certain limitations and conditions set forth in the partnership agreement, each limited partner generally has the right to transfer all or any portion of its partnership interest to any person or entity. Certain classes of the Operating Partnership’s partnership interests, such as its incentive partnership units, contain additional limitations on transfer, as set forth in the partnership agreement.
No transfer of partnership interests is permitted if such transfer would result in (i) such interests being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; or (ii) the Operating Partnership being unable to qualify for at least one of the “safe harbors” set forth in Section 1.7704-1(e), (f), (g), (h) or (j) of the Treasury regulations promulgated under the Code (the “Treasury Regulations”) (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code). Further, no transfer of partnership interests is permitted (i) to any person or entity that lacks the legal right, power or capacity to own such interests; (ii) in violation of any mortgage or trust deed constituting a lien against one of the Operating Partnership’s properties or in violation of any other instrument, document or agreement to which it is a party; (iii) in violation of applicable law, including, without limitation, any applicable state securities “blue sky” law; (iv) of any component portion of such interests; (v) in the event such transfer would cause Essex to cease to satisfy the requirements for being classified as a REIT; (vi) if such transfer would cause the Operating Partnership’s termination for federal income tax purposes; (vii) if such transfer would, in the opinion of the Operating Partnership’s counsel, cause it to cease to be classified as a partnership for federal income tax purposes; (viii) if such transfer would cause the Operating Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code); (ix) if such transfer would, in the opinion of the Operating Partnership’s counsel, cause any portion of the Operating Partnership’s assets to constitute assets of any employee benefit plan pursuant to U.S. Department of Labor Regulations Section 2510.3-10 1; (x) if such transfer may not be effected without registration of such interest under the Securities Act; (xi) if such transfer would violate any provision of Essex’s Charter; or (xii) to any of the Operating Partnership’s lenders, or any person or entity related to any of its lenders whose loan constitutes a “nonrecourse liability” (within the meaning of Section 1.752-1(a)(2) of the Treasury Regulations) without the consent of Essex, in its sole and absolute discretion, unless the Operating Partnership’s basis for tax purposes would not be reduced as a result of such transfer.
Capital Contributions
Essex contributed to the Operating Partnership all of the net proceeds of Essex’s initial public offering as Essex’s initial capital contribution. After Essex’s initial public offering, it has contributed to the Operating Partnership, as additional capital contributions, the net proceeds from its subsequent issuances of common stock and preferred stock. As of June 30, 2021, Essex held 96.6% of the Operating Partnership’s partnership interests, and the limited partners held the remaining 3.4% of the partnership interests.
Certain of the Operating Partnership’s limited partners contributed to the Operating Partnership all of their right, title and interest in certain properties, assets and partnership interests in other partnerships as their initial capital contributions.
The partnership agreement provides that Essex, as general partner, subject to certain restrictions, may determine that the Operating Partnership’s best interests require additional funds by issuance of additional partnership interests, which may include preferred limited partnership interests. The Operating Partnership is authorized to cause partnership interests to be issued for less than fair market value if Essex concludes in good faith that such issuance is in the best interest of the Operating Partnership. Essex may not issue additional partnership interests to itself unless (i) the additional partnership interests are issued in connection with an issuance of shares of Essex’s capital stock and Essex makes a capital contribution to the Operating Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares; or (ii) the additional partnership interests are issued to all of the Operating Partnership’s partners pro rata in accordance with their respective percentage interest in the Operating Partnership.
Limited partners have no obligation to make additional capital contributions, unless such additional capital contributions are unanimously approved by the partners.
Under the partnership agreement, with certain limited exceptions, Essex is obligated to contribute the proceeds of any offering of its stock as additional capital to the Operating Partnership.
In the event that options to purchase stock of Essex are exercised, or shares of common stock are issued pursuant to any stock purchase plan, then (i) Essex will contribute to the Operating Partnership’s capital an amount equal to the total exercise price paid upon option exercises or the total purchase price of the common stock issued; (ii) Essex will be issued additional partnership interests equal to the number of shares of stock delivered to such exercising or purchasing party; (iii) Essex will be deemed to have made an additional capital contribution to the Operating Partnership, in an amount equal to the per share market price of such shares of stock, multiplied by the number of such shares of stock delivered; and (iv) the percentage interests of the other partners will be adjusted accordingly.
Amendments of the Partnership Agreement
The Operating Partnership’s partnership agreement may generally be amended by (i) the written consent of Essex as general partner, and (ii) only if the limited partners collectively own at least five percent of the partnership interests then outstanding, the holders of a majority of the limited partnership interests. However, no amendment to the partnership agreement may be made without the consent of all of the affected limited partners if such amendment (i) provides for distributions to any limited partner in any manner other than proportionally with all limited partners based on their respective ownership interests in the Operating Partnership; (ii) decreases any limited partner’s ownership interests in the Operating Partnership without proportionally decreasing all other limited partners’ ownership interests; (iii) converts any limited partner’s interest in the Operating Partnership into a general partner interest; (iv) adversely modifies the limited liability of any limited partner; or (v) adversely modifies the exchange rights set forth in Article XI of the partnership agreement.
Notwithstanding the above, Essex may amend the partnership agreement without the consent of any limited partner to:
•	add to Essex’s obligations or surrender any right or power granted to Essex or any of its affiliates for the benefit of the limited partners;
•	reflect the admission, substitution, termination, or withdrawal of partners in accordance with the partnership agreement;
•	set forth the rights, powers and duties of the holders of any additional partnership interests issued by the Operating Partnership;
•
reflect any change that does not adversely affect the limited partners in any material respect, cure any ambiguity, correct or supplement any defective provision in the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that are not inconsistent with any other provision of the partnership agreement;

•	reflect the relative distribution and allocation preferences and priorities among two or more classes of Essex’s preferred stock;
•	satisfy any requirements, conditions, or guidelines of federal or state law; and
•
reflect such changes as are reasonably necessary for Essex to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the Internal Revenue Service.

Exchange Rights
Limited partners who were such on September 30, 1997, as well as limited partners who acquired their limited partner interests with the rights specified in Article XI of the partnership agreement, have the right to convert a portion of their limited partner interests into shares of Essex’s common stock and to sell the remainder (or any part thereof) of their limited partner interests to Essex (or its designee), on the terms and subject to the conditions and restrictions contained in the partnership agreement. Subject to such terms, conditions and restrictions, common units of the Operating Partnership are generally exchangeable on a one-for-one basis into shares of Essex’s common stock.
So long as any provision of federal law provides for the “step-up” in basis of an asset upon death, upon the death of a limited partner, all of such limited partner’s partnership interests shall automatically convert as of the date of such death into shares of Essex common stock; provided that Essex, in its sole and absolute discretion, shall have the option, instead of issuing the common stock to the estate of the decedent limited partner, of paying to such estate an amount in cash equal to the value of the shares of common stock issuable upon conversion of the decedent limited partner’s partnership interests, or any combination of cash and common stock equal to the value of the shares of common stock issuable upon conversion of the decedent limited partner’s partnership interests.
Incentive Units
The partnership agreement permits the issuance of incentive units of limited partnership interests to executive management selected by the compensation committee of Essex, currently in the form of “LTIP Units”, which is a class of partnership units in the Operating Partnership. LTIP Units are intended be utilized by Essex in its equity compensation program.
Tax Matters
Essex is the Operating Partnership’s partnership representative for U.S. federal income tax purposes. Essex has authority to make tax elections under the Code on the Operating Partnership’s behalf.

Allocations of Net Income and Net Losses to Partners
The Operating Partnership’s net income (including net gains) and net losses generally will be allocated first to ensure, to the extent possible, that Essex has received cumulative allocations of net income equal to the amount of dividends that have been paid and the amount of accrued but unpaid dividends in respect of preferred stock issued by Essex to its stockholders, and thereafter to Essex, as the general partner, and to the limited partners in proportion to their percentage interests. The partnership agreement also contains special allocations that are made under certain circumstances, including special allocations of net gain to the holders of incentive units (including LTIP Units) in connection with a sale of all or substantially all of the Operating Partnership’s assets or certain “book-ups” of capital accounts. These special allocations may result in overall allocations of net income or net loss in any particular year that deviate from the allocations that would have been made if the partnership agreement did not contain such special allocations.
Operations and Distributions
Essex will cause the Operating Partnership to distribute all or a portion of available cash (as defined in the partnership agreement) to the partners, which distribution will be made quarterly and will generally be made first to Essex in an amount equal to the accrued but unpaid dividends then payable on the outstanding preferred stock of Essex, if any, and thereafter pro rata in accordance with the partners’ percentage interests. Distributions that the Operating Partnership make to Essex will be in amounts sufficient to enable Essex to pay dividends to its stockholders in a manner that will enable it to satisfy the requirements for qualifying as a REIT under the Code and the Treasury Regulations thereunder and avoid any federal income or excise tax liability.
Liquidation/Dissolution
The Operating Partnership will dissolve upon the first to occur of: (i) the dissolution, termination, retirement or bankruptcy of Essex, unless the holders of a majority of the limited partnership interests elect to continue its existence; (ii) the election to dissolve the Operating Partnership made in writing by Essex with the consent of the holders of a majority of the limited partnership interests, in accordance with the terms of the partnership agreement; (iii) the sale or other disposition of all or substantially all of the Operating Partnership’s assets unless the partners elect to continue its existence for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for its assets in accordance with the terms of the partnership agreement; or (iv) the Operating Partnership’s dissolution by operation of law.
Upon the Operating Partnership’s dissolution, its assets will be liquidated and distributed as follows: (i) first, to the payment and discharge of all of its debt and liabilities to creditors; (ii) second, to the establishment of reserves as provided by Essex to provide for any contingent liabilities (iii) third, to the payment of any debts to the Operating Partnership’s partners and (iv) the balance, if any, to the partners in accordance with the positive balances in their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.
Term
The term of the Operating Partnership is perpetual, unless it is dissolved and wound up sooner in accordance with the partnership agreement’s terms or as otherwise provided by law.
Indemnification
The partnership agreement requires the Operating Partnership to indemnify Essex, as general partner, its affiliates and any other persons acting on its behalf from and against any loss, damage, claim or liability incurred by them by reason of any acts or omissions performed or omitted to be performed by Essex in connection with its business and affairs, provided that such acts or omission are within the scope of the authority granted to Essex under the partnership agreement, and provided further, that such acts or omissions were taken in good faith and in the belief that such acts or omissions were in its best interests, and that the persons seeking indemnification were not guilty of fraud, misconduct, bad faith, or gross negligence.
The Operating Partnership must pay any costs reasonably incurred by any person entitled to indemnification under the partnership agreement in defending any proceeding against them, but such costs must be repaid to the Operating Partnership if a court determines that such person was not entitled to indemnification. Any indemnification payments must be made entirely out of the Operating Partnership’s assets, and no partners will be liable for any portion of any such payments.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a real estate investment trust (“REIT”) and the purchase, ownership and disposition of our capital stock and debt securities of Essex Portfolio, L.P. (our “Operating Partnership”). Supplemental U.S. federal income tax considerations relevant to the ownership of the securities offered by this prospectus may be provided in the Prospectus Supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities you acquire, as well as your particular situation. For purposes of this discussion, references to “we,” “our” and “us” mean only Essex Property Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•	the Internal Revenue Code of 1986, as amended (the “Code”);
•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);
•	the legislative history of the Code;
•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and
•	court decisions;
in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders and the holders of our Operating Partnership’s debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or our Operating Partnership’s debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or our Operating Partnership’s debt securities, or our election to be taxed as a REIT. This discussion does not attempt to address all aspects of U.S. federal income taxation relating to holders of our capital stock or our Operating Partnership’s debt securities. You are urged to review the applicable Prospectus Supplement in connection with the purchase of any of our capital stock or our Operating Partnership’s debt securities.
You are urged to consult your tax advisor regarding the tax consequences to you of:
•	the purchase, ownership and disposition of our capital stock or our Operating Partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;
•	our election to be taxed as a REIT for U.S. federal income tax purposes; and
•	potential changes in applicable tax laws.
Taxation of Our Company
General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with the filing of this prospectus. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2014, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus and does not foreclose the possibility that we may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain our REIT qualification. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
•	First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.
•
Second, if we have (i) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•
Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (i) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (ii) a fraction intended to reflect our profitability.

•
Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
•
Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for the year, (ii) 95% of our capital gain net income for the year, and (iii) any undistributed taxable income from prior periods.

•
Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (i) the fair market value of the asset over (ii) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•
Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•
Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•
Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•
Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)	that is beneficially owned by 100 or more persons;
(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Description of Common Stock — Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our Operating Partnership, including our Operating Partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
We have control of our Operating Partnership and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries. We, through our Operating Partnership, own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•
The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•
Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•
Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•
We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend, and, as the general partner of our Operating Partnership, we do not intend to permit our Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
•
following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.
It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income. Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our Operating Partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of our Operating Partnership, we intend to cause our Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit our Operating Partnership or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our Operating Partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and our Operating Partnership own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our Operating Partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our Operating Partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
•	90% of our REIT taxable income; and
•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.
For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships (including our Operating Partnership) are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our Operating Partnership authorizes us, as the general partner of our Operating Partnership, to take such steps as may be necessary to cause our Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend paid by a REIT (including one of our Subsidiary REITs) is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges. We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions. From time to time, we or our Operating Partnership may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such

REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
General. Substantially all of our investments are held indirectly through our Operating Partnership. In addition, our Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including its share of the assets of its subsidiary partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity (e.g., our Operating Partnership) for all purposes under the Code, including all REIT qualification tests.
Entity Classification. Our interests in our Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Taxation of Our Company—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our Operating Partnership or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe our Operating Partnership and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
We believe our Operating Partnership and each of the subsidiary partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and we do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation (other than any partnership or limited liability company that has elected to be taxed as a corporation and is either a REIT or a taxable REIT subsidiary of ours).
Allocations of Items of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners.
The partnership agreement for our Operating Partnership provides that our Operating Partnership’s net income (including net gains) and net losses generally will be allocated first to ensure, to the extent possible, that we have received cumulative allocations of net income equal to the amount of dividends that have been paid and the amount of accrued but unpaid dividends in respect of preferred stock issued by us to our stockholders, and thereafter to us, as the general partner, and to the limited partners in proportion to their percentage interests. The partnership agreement also contains special allocations that are made under certain circumstances, including special allocations of net gain to the holders of incentive units (including LTIP Units) in connection with a sale of all or substantially all of our Operating Partnership’s assets or certain “book-ups” of capital accounts. These special allocations may result in overall allocations of net income or net loss in any particular year that deviate from the allocations that would have been made if the partnership agreement did not contain such special allocations.
If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of our Operating Partnership and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Our Operating Partnership may, from time to time, acquire interests in property in exchange for interests in our Operating Partnership. In that case, the tax basis of these property interests generally will carry over to our Operating Partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our Operating Partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules. Under the current rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) generally is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our Operating Partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Our Operating Partnership’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or our Operating Partnership’s debt securities. This discussion is limited to holders who hold our capital stock or our Operating Partnership’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•
persons holding our capital stock or our Operating Partnership’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;
•	REITs or regulated investment companies;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or our Operating Partnership’s debt securities being taken into account in an applicable financial statement;

•	persons deemed to sell our capital stock or our Operating Partnership’s debt securities under the constructive sale provisions of the Code; and
•	persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR OUR OPERATING PARTNERSHIP’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or our Operating Partnership’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or our Operating Partnership’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or our Operating Partnership’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or our Operating Partnership’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•
include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
•	receive a credit or refund for the amount of tax deemed paid by it;
•	increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.
Passive Activity Losses, Excess Business Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. Similarly, for taxable years beginning before January 1, 2026, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our capital stock. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock. Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•	is “substantially disproportionate” with respect to the U.S. holder,
•	results in a “complete redemption” of the U.S. holder’s stock interest in us, or
•	is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally. Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or
(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S.

federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock. Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and
(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (i) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (ii) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”
Taxation of Holders of Our Operating Partnership’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by our Operating Partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•	the non-U.S. holder does not, actually or constructively, own 10% or more of our Operating Partnership’s capital or profits;
•	the non-U.S. holder is not a controlled foreign corporation related to our Operating Partnership through actual or constructive stock ownership; and
•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or our Operating Partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	the holder furnishes an incorrect taxpayer identification number;
•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders. Payments of dividends on our capital stock or interest on our Operating Partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our Operating Partnership’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption.

Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our Operating Partnership’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our Operating Partnership’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or our Operating Partnership’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our Operating Partnership’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or our Operating Partnership’s debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or our Operating Partnership’s debt securities.

SELLING SECURITY HOLDERS
If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder, information about such selling security holders, their beneficial ownership of the securities and their relationship with us will be set forth in a Prospectus Supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in such registration statement.

PLAN OF DISTRIBUTION
We or any of the selling security holders may sell the Offered Securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable Prospectus Supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, San Diego, California, and Venable LLP, Baltimore, Maryland. Latham & Watkins LLP will also issue an opinion to us regarding certain tax matters described under “Material Federal Income Tax Considerations.”
EXPERTS
The consolidated financial statements of Essex Property Trust, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Essex Portfolio, L.P. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.